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                                                                   Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to incorporation by reference in this Registration Statement of Artificial Life, Inc. on Form S-8 of our report dated March 23, 2001, on the consolidated balance sheets of Artificial Life, Inc. as of December 31, 1999 and 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000, which report appears in the Annual Report on Form 10-K of Artificial Life, Inc. for the fiscal year ended December 31, 2000.

                                                      /s/ Wolf & Company, P.C.
                                                      ------------------------
                                                      Wolf & Company, P.C.

Boston, Massachusetts
March 21, 2002